UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
Digital Media Solutions, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Digital Media Solutions, Inc. 4800 140th Avenue N. Suite 101 Clearwater, Florida 33762
Notice of 2023 Annual Meeting
And
Proxy Statement

Dear DMS Stockholders:
It is my pleasure to invite you to attend the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of Digital Media Solutions, Inc. (“DMS” or the “Company”), which will be held virtually on Thursday, June 22, 2023 at 10:00 a.m. EDT.
Stockholders will have an equal opportunity to participate at the Annual Meeting online regardless of their geographic location. As well, you will be able to vote your shares electronically and submit questions during the meeting by visiting http://www.virtualshareholdermeeting.com/DMS2023 and using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be considered by the stockholders at the Annual Meeting and the procedures for participating, submitting questions and voting at the virtual meeting. At the Annual Meeting, stockholders will be asked to vote on the election of directors. To ensure that as many shares as possible are represented, we strongly recommend that you vote in advance of the Annual Meeting even if you plan to attend remotely. On behalf of the Board of Directors and senior management, thank you for your continued support and interest in DMS. We look forward to seeing you at the 2023 Annual Meeting on Thursday, June 22, 2023.
Very truly yours,
Joseph Marinucci
President and Chief Executive Officer

Digital Media Solutions, Inc. 4800 140th Avenue N., Suite 101 Clearwater, Florida 33762
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, June 22, 2023, at 10:00 a.m. EDT
May 17, 2023
To our Stockholders:
Digital Media Solutions, Inc. (“DMS” or the “Company”) will hold its 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) on Thursday, June 22, 2023 at 10:00 a.m. EDT. We have adopted a virtual format for the 2023 Annual Meeting to provide a safe, consistent and convenient experience to all stockholders regardless of location. You may attend the virtual meeting, submit questions and vote your shares electronically during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/DMS2023 and using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
At the 2023 Annual Meeting, holders of DMS outstanding common stock will be asked to vote upon the following proposals:
1.To elect the seven (7) nominees identified in the accompanying Proxy Statement as directors of the Company, each to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.
2.To ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.To consider and take action upon any other business that may properly come before the 2023 Annual Meeting or any continuations, postponements or adjournments thereof.
Stockholders holding shares of our Class A or Class B common stock or our Series A or Series B preferred stock at the close of business on the Record Date may vote as a single class at the Annual Meeting. You may vote on these matters virtually or by proxy. Whether or not you plan to virtually attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes (See “How Do I Vote” on page 1 of this Proxy Statement):
•Vote online or by telephone, by following the instructions included with the proxy card; or
•Vote by mail, by completing and returning the enclosed proxy card in the enclosed addressed stamped envelope.
Only stockholders of record of DMS’ common and preferred stock as of the close of business on May 3, 2023, which is the record date for the 2023 Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting and any continuations, adjournments or postponements of the Annual Meeting. A list of stockholders entitled to vote at the 2023 Annual Meeting will be accessible during the Annual Meeting by visiting the meeting website and entering the control number referenced above. This proxy statement and the proxy card were either made available to you online or mailed to you beginning on or about May 17, 2023.

By Order of the Board of Directors,

Anthony Saldana Secretary

YOUR VOTE IS VERY IMPORTANT. PLEASE CAUSE YOUR SHARES TO BE VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

STOCKHOLDERS WHO DECIDE TO ATTEND THE 2023 ANNUAL MEETING MAY, IF THEY SO DESIRE, REVOKE THEIR PROXIES AND VOTE THEIR SHARES VIRTUALLY AT THE ANNUAL MEETING.
COPIES OF THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2022 ARE AVAILABLE AT WWW.DIGITALMEDIASOLUTIONS.COM (INVESTOR RELATIONS-PROXY MATERIALS).

FORWARD LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made in reliance upon such acts and the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. Forward-looking statements are statements of future expectations and not facts. Words such as “forecasts,” “expects,” “estimates,” “anticipates,” “intends,” “believes,” “plans,” “will,” and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made and speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including those discussed under “Risk Factors,” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.

Digital Media Solutions, Inc. 4800 140th Avenue N., Suite 101 Clearwater, Florida 33762
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To be Held on Thursday, June 22, 2023, at 10:00 a.m. EDT
GENERAL INFORMATION ABOUT THE 2023 ANNUAL MEETING
What are the Proxy Materials?
The proxy materials include the following:
•This Proxy Statement
•The Annual Report to Stockholders of the Company, which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2022, and other information relating to the Company’s financial condition and results of operations.
If you received the proxy materials by mail, they also include a proxy card or a voter instruction form for use at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”).
Why Am I Receiving Proxy Materials?
The Board of Directors (the “Board”) of Digital Media Solutions, Inc. (“DMS” or the “Company”) is soliciting your proxy to vote at the 2023 Annual Meeting to be held on June 22, 2023, at 10:00 a.m. EDT and at any continuations, adjournments or postponements of the 2023 Annual Meeting. The 2023 Annual Meeting will be held virtually, and DMS expects to mail the Proxy Statement to all stockholders entitled to vote at the 2023 Annual Meeting on or about May 17, 2023. The purpose of the 2023 Annual Meeting and the matters to be acted upon are set forth in this Proxy Statement and the Notice of Annual Meeting of Stockholders. The proxy materials include information that the Company is required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”).

Who Can Vote?
Only holders of DMS’ Class A common stock and Class B common stock and holders of DMS' Series A preferred stock and Series B preferred stock as of the close of business on May 3, 2023, which is the record date, are entitled to vote at the 2023 Annual Meeting. A list of stockholders eligible to vote at the 2023 Annual Meeting is available for inspection at any time up to the 2023 Annual Meeting. If you would like to inspect the list, please send an email to legal@dmsgroup.com to arrange a visit to our offices.
How Many Votes Do I Have?
Stockholders holding shares of our Class A or Class B common stock or our Series A or Series B preferred stock at the close of business on the Record Date may vote as a single class at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank or other nominee. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. For additional information regarding the voting rights of the Series A and Series B preferred stock, please see the Certificate of Designations for those series of preferred stock. As of the record date for the 2023 Annual Meeting, the following shares were outstanding and entitled to vote:

*40,039,313 shares of Class A common stock;
*25,699,464 shares of Class B common stock;
*80,000 shares of Series A preferred stock, entitled to cast 15,872,857 votes as of the Record Date; and
*60,000 shares of Series B preferred stock, entitled to cast 11,904,643 votes as of the Record Date.

The aggregate number of votes entitled to be cast at the annual meeting is 93,516,277.
How Do I Vote?
For each of the matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Whether or not you plan to attend the 2023 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to attend the 2023 Annual Meeting. The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other nominee who is the record holder.

If your shares are registered directly in your name through our stock transfer agent, or if you have stock certificates registered in your name, you may vote:
•By internet or by telephone. Follow the instructions included in the proxy card to vote by internet or telephone. Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 21, 2023.
•By mail. You may complete, sign and return the enclosed proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the 2023 Annual Meeting.
•At the meeting. If you attend the 2023 Annual Meeting, you can vote using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:
•By internet or by telephone. Follow the instructions you receive from the bank, broker or other nominee to vote by Internet or telephone.
•By mail. You will receive instructions from the bank, broker or other nominee explaining how to vote your shares.
•At the meeting. If you attend the 2023 Annual Meeting, you can vote using the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
To ensure that your vote is counted, please remember to submit your vote by the date and time indicated on your proxy card, voter instruction form, or email notification, as applicable.
How Does the Board Recommend that I Vote on the Proposal?
There are two matters scheduled for a vote:

Voting Matter		Board Vote Recommendation	Page Reference For More Information
Proposal 1 - Election of Directors		FOR each nominee	5
Proposal 2 - Ratification of appointment of independent registered public accounting firm	F	FOR	23
If any other matter is presented at the 2023 Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her discretion. As of the time this Proxy Statement was printed, we knew of no matters that need to be acted on at the 2023 Annual Meeting, other than those described in this Proxy Statement.
May I Change or Revoke My Proxy?
You may change or revoke your previously submitted proxy at any time before the 2023 Annual Meeting or, if you attend the 2023 Annual Meeting virtually, at the 2023 Annual Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•By re-voting at a subsequent time by internet or by telephone as instructed above;
•By signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•By delivering a signed revocation letter to the attention of the Company’s Secretary, at the Company’s address above, before the 2023 Annual Meeting, which states that you have revoked your proxy; or
•By attending the 2023 Annual Meeting and voting virtually. Attending the 2023 Annual Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the 2023 Annual Meeting that it be revoked.
Your latest dated proxy card, internet or telephone vote is the one that is counted.
If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.

What if I Receive More Than One Proxy Card?
You may receive more than one proxy card or, if you have requested proxy materials, more than one proxy card, if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will My Shares be Voted if I Do Not Vote or Instruct my Nominee How to Vote?
If your shares are registered in your name, they will not be voted if you do not vote by internet, by telephone, by completing, signing and returning your proxy card, if you have requested printed proxy materials, or virtually at the 2023 Annual Meeting, as described above under “How Do I Vote?”
With respect to shares held in street name, your bank, broker or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “non-routine” matters. A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. Proposal 1 is considered a non-routine matter under applicable rules, and therefore your bank, broker or other nominee does not have discretionary authority to vote your uninstructed shares on such matters. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted. Proposal 2 is considered a "routine" matter under applicable rules.
What Vote is Required to Approve Each Proposal and How are Votes Counted?

Votes will be counted by a representative of Broadridge Investor Communication Solutions, Inc. as the inspector of election appointed for the meeting, who separately will tabulate the votes with respect to all proposals.

With respect to Proposal 1, under our Bylaws, directors are elected by plurality vote, meaning that the seven nominees receiving the highest number of “FOR” votes will be elected. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.

The ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2023 (Proposal 2) requires the affirmative “FOR” vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting in person or by proxy. Abstentions are not considered votes cast for or against this proposal and thus will have no effect on the outcome of the vote on this proposal.
What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by email or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses. The expense associated with the solicitation of proxies will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding proxy materials and other documents to beneficial owners of stock held in their names.
What Constitutes a Quorum for the Annual Meeting?

The presence, virtually or by proxy, of the holders of a majority of the voting power of the capital stock of DMS outstanding and entitled to vote at the 2023 Annual Meeting, including its Class A common stock and Class B common stock and its Series A and Series B preferred stock is necessary to constitute a quorum at the 2023 Annual Meeting. Votes of stockholders of record who are present at the 2023 Annual Meeting virtually or by proxy, broker non-votes and abstentions will be counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the 2023 Annual Meeting except that, even if a quorum is not present, with respect to some or all matters to be voted upon, the Chairman of the 2023 Annual Meeting or the holders of shares having a majority of the voting power present, virtually or by proxy, with respect to the matter or matters to be voted upon, shall have the power to adjourn the 2023 Annual Meeting, from time to time until a quorum is present with respect to such matter or matters to be voted upon. As of the record date for the 2023 Annual Meeting, there were 40,039,313 shares of Class A common stock, and 25,699,464 of Class B common stock, outstanding and entitled to vote, or a total of 65,738,777 shares of common stock outstanding and entitled to vote. In addition, there were 80,000 shares of Series A preferred stock outstanding and 60,000 shares of Series B preferred stock outstanding. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date, and each holder of our Series A preferred stock is entitled to that number of votes calculated in accordance with the Certificates of Designations of the Series A and Series B Preferred Stock (“Certificate of Designations”) previously filed as an exhibit to our Annual Report on Form 10-K/A. As of the close of business on the Record Date, the holders of all of our outstanding Series A preferred stock are entitled to 15,872,857 votes in the aggregate at the Annual Meeting, and the holders of all of our outstanding Series B preferred stock are entitled to 11,904,643 votes in the aggregate at the Annual Meeting. The holders of our capital stock were entitled to an aggregate of 93,516,277 votes as of the close of business on the Record Date. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. Thus, the holders of 46,758,139 shares of common stock or its equivalents must be present virtually or represented by proxy at the meeting to have a quorum for the transaction of business.
How do I Attend the 2023 Annual Meeting?
This year’s Annual Meeting will be held entirely online. Stockholders of record as of the record date will be able to attend and participate in the Annual Meeting online by accessing http://www.virtualshareholdermeeting.com/DMS2023. To join the Annual Meeting, you will need to have your 16-digit control number, which is included on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m. EDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
To attend the online Annual Meeting, log in at http://www.virtualshareholdermeeting.com/DMS2023. Stockholders will need their 16-digit control number, which appears on the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. If you do not have a control number, please contact your broker, bank, or other nominee as soon as possible, so that you can be provided with a control number and gain access to the meeting.
Will there be a Question & Answer Session?
As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer pertinent questions submitted during the meeting via the Q&A, as time permits. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. Answers to any pertinent questions not addressed during the Annual Meeting will be published following the meeting on the Company’s website at www.digitalmediasolutions.com under “Investor Relations-Proxy Materials.”
What if I need Technical Assistance?
The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, Safari and Edge) and devices (desktop, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Beginning 15 minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, you should call the support team listed on the virtual meeting website at http://www.virtualshareholdermeeting.com/DMS2023.

ELECTION OF DIRECTORS
(PROPOSAL 1)

The size of our Board is determined by resolution of the Board, subject to the requirements of our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws. Our Board currently consists of the following seven directors: Joseph Marinucci; Fernando Borghese; Mary Minnick; Lyndon Lea; Maurissa Bell; Robbie Isenberg and Robert Darwent, each of whom, excluding Mary Minnick, is nominated for election at the 2023 Annual Meeting. On May 3, 2023, Mary Minnick notified the Company that she will not stand for re-election as a director. The Board has nominated Scott Flanders in lieu of Ms. Minnick.

Name	Age	Committee Membership
Joseph Marinucci	48	—
Fernando Borghese(1)	44	—
Scott Flanders(2)	66	—
Lyndon Lea	54	Audit Committee, Compensation Committee
Maurissa Bell(3)	33	—
Robbie Isenberg(3)	41	Compensation Committee
Robert Darwent	50	Audit Committee (Chairman)
____________________
(1)     Nominated by Prism.
(2)     Nominated by Prism and Clairvest.
(3)     Nominated by Clairvest.

The Board will continue to evaluate the size of the Board and make adjustments as needed to meet the current and future needs of the Company.

Our Board has nominated each of Joseph Marinucci; Fernando Borghese; Scott Flanders; Lyndon Lea; Maurissa Bell; Robbie Isenberg and Robert Darwent, for election as a director at the 2023 Annual Meeting, to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

As described above, each of the nominees is to be elected by a plurality of the votes cast at the annual meeting.

If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. If you submit a proxy, but do not indicate any voting instructions, the proxy holders will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below, other than Mr. Flanders, are currently serving as our directors.

Each nominee has consented to be named in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that proxies will be voted for a substitute nominee designated by the Board, or, in the discretion of the Board, the Board may elect to reduce its size.
The principal occupations and certain other information about the nominees for director (including the skills and qualifications that led to the conclusion they should serve as directors) are set forth below.

Board Recommendation
The Board unanimously recommends a vote “FOR” the election of Joseph Marinucci; Fernando Borghese; Scott Flanders; Lyndon Lea; Maurissa Bell; Robbie Isenberg and Robert Darwent, as directors.

BOARD OF DIRECTORS

Board of Directors

Our business and affairs are managed by or under the direction of our Board. Set forth below is certain information with respect to our nominees for election as directors at the 2023 Annual Meeting, all of whom (except for Scott Flanders) are current directors of the Company. This information has been provided by each director nominee at the request of the Company. There is no familial relationship between any of our executive officers and directors. Each of the director nominees has been nominated by our Board for election at the 2023 Annual Meeting, to hold office until the 2024 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified. Joseph Marinucci and Fernando Borghese are the only members who are officers of the Company. Mary Minnick, the current Chairperson of the Board is not standing for reelection. A new Chairperson of the Board will be appointed following the 2023 Annual Meeting.
Director Nominees

Name	Age	Position
Joseph Marinucci	48	President, Chief Executive Officer and Director
Fernando Borghese(1)	44	Chief Operating Officer and Director
Scott Flanders(2)	66	Director
Lyndon Lea	54	Director
Maurissa Bell(3)	33	Director
Robbie Isenberg(3)	41	Director
Robert Darwent	50	Director
____________________
(1)     Nominated by Prism.
(2)     Nominated by Prism and Clairvest.
(3)     Nominated by Clairvest.

Joseph Marinucci has served as Chief Executive Officer of DMS since co-founding DMS in 2012 and a Director since 2020. Previously, Mr. Marinucci co-founded Interactive Media Solutions, a direct response marketing firm, and served as its President from 2000 to 2012. From 2015 to 2019, Mr. Marinucci served as a board member of LeadsCouncil, an independent association whose members are companies in the online lead generation industry. Mr. Marinucci holds a Bachelor of Science in Accounting from Binghamton University. In light of our ownership structure and Mr. Marinucci’s extensive executive leadership and management experience, the Board believes it is appropriate for Mr. Marinucci to serve as our director.

Fernando Borghese has served as Chief Operating Officer of DMS since co-founding DMS in 2012 and has served as a Director since the completion of the Business Combination (as defined in the Annual Report on Form 10-K/A for the year ended December 31, 2022) in July 2020. Prior to DMS, Mr. Borghese was Executive Vice President at DMi Partners, a digital marketing agency. Mr. Borghese has served as a Board Member of LeadsCouncil since 2019. Mr. Borghese holds a Bachelor of Arts in Political Science from Trinity College-Hartford. In light of our ownership structure and Mr. Borghese’s extensive experience as an operating executive officer and manager, and in-depth knowledge and understanding of digital marketing, the Board believes it is appropriate for Mr. Borghese to serve as our director.

Scott Flanders has served as the Chief Executive Officer of eHealth, Inc. from May 2016 to October 2021, and as a member of its board of directors since 2008. Prior to becoming the Chief Executive Officer at eHealth, Inc., Mr. Flanders served as the Chief Executive Officer of Playboy Enterprises, Inc., a media and lifestyle company, from July 2009 to May 2016, and as a member of its board of directors from July 2009 to December 2019. Previously, Mr Flanders served as the President and Chief Executive Officer of Freedom Communications, Inc., a privately-owned media company, from January 2006 to June 2009, and as a member of its board of directors from 2001 to 2009. From September 1999 to June 2005, Mr. Flanders served as the Chairman and Chief Executive Officer of Columbia House Corporation, a direct marketer of music and video products, which was acquired by Bertelsmann AG in July 2005. Mr. Flanders holds a Bachelor of Arts degree in Economics from the University of Colorado and a Juris Doctor from Indiana University. He is also a Certified Public Accountant. Mr. Flanders serves as a member of the board of directors of 890 5th Avenue Partners, Inc. and Fathom Holdings, Inc. ('FTHM"), where he is also chair of the FTHM's compensation committee. In light of Mr. Flanders' substantial management and operational expertise, in addition to his leadership of several large media companies, the Board believes it is appropriate for Mr. Flanders to serve as our director.

Lyndon Lea has served as a Director since the completion of the Business Combination in July 2020. Mr. Lea is a founder of Lion Capital and has served as its Managing Partner since its inception in 2004. Prior to founding Lion Capital, Mr. Lea was a partner of Hicks, Muse, Tate & Furst where he co-founded its European operations in 1998. From 1994 to 1998, Mr. Lea served at Glenisla, the former European affiliate of Kohlberg Kravis Roberts & Co., prior to which he was an investment banker at Schroders in London and Goldman Sachs in New York. Mr. Lea graduated with a BA in Honors Business Administration from the University of Western Ontario in Canada in 1990. Mr. Lea is currently a director of the following companies: Leo II; AllSaints, the UK fashion brand; Alex & Ani, the North American jewelry brand; Hatchbeauty, the North American fashion brand; food and nutrition companies Lenny & Larry’s, Nutiva (both North American), Picard Surgeles (France) and the French eyewear company Alain Afflelou.

Mr. Lea previously led investments in, and sat on the board of, UK cereal company Weetabix; French food manufacturer Materne; restaurant chain wagamama; global, luxury shoe company, Jimmy Choo; private label razor business, Personna; soft drinks business, Orangina; snack business, Kettle Foods; Finnish bakery company, Vaasan; European frozen food brand, Findus; Dutch foodservice company, Ad Van Geloven; global hair accessories brand, ghd; global brand development, marketing and entertainment company, Authentic Brands Group; UK food company, Premier Foods (LON:PFD); UK biscuit business, Burton’s Foods; UK furniture company, Christie-Tyler; leading European automotive valuation guide, EurotaxGlass’s; Polish cable company, Aster City Cable; champagne houses G.H. Mumm and Champagne-Perrier-Jouët; directories group, Yell; and clothing company, American Apparel. Mr. Lea also previously sat on the board of Aber, a diamond mining company, which owned the luxury jewelry brand Harry Winston. In light of Mr. Lea’s extensive investment experience over twenty years, as well as his service as a director of other publicly traded and private companies, the Board believes it is appropriate for Mr. Lea to serve as our director.

Maurissa Bell has served as a Director since June 2022. Ms. Bell has served as a Vice President of Clairvest since January 2022 and participates in all areas of the investment process. Prior to joining Clairvest, Ms. Bell was Senior Director, Head of Capital Markets and Corporate Finance at George Weston Limited (TSX:WN) from September 2020 to December 2021, Canada’s largest food and drug retailer, REIT and provider of financial services. Ms. Bell joined George Weston Limited with six years of Investment Banking and Corporate Banking experience at both BMO Capital Markets and CIBC Capital Markets, two of Canada’s largest financial institutions, where she advised on mergers and acquisitions, initial public offerings and financing transactions, including debt and equity. Ms. Bell is a Chartered Accountant (CPA, CA) and holds a Bachelor of Management and Organizational Studies, with a specialization in Finance from the University of Western Ontario. In light of Ms. Bell’s experience in mergers and acquisitions and public company financing, as well as her accounting designation, the Board believes it is appropriate for Ms. Bell to serve as our director.

Robbie Isenberg has served as a Director since the completion of the Business Combination in July 2020. Mr. Isenberg serves as a Managing Director of Clairvest and participates in all areas of the investment process. Prior to joining Clairvest in 2010, Mr. Isenberg worked as a Senior Case Team Leader for the Monitor Group and in the investment banking group of Credit Suisse focusing on leveraged finance and mergers and acquisitions. In addition to DMS, Mr. Isenberg currently serves on the board of directors of Bluetree Dental, Brunswick Bierworks, Inc. and ChildSmiles Group and has served on the board of directors of Cieslok Media, KUBRA and Lyophilization Services of New England. Other prior portfolio companies include New Meadowlands Racetrack. Mr. Isenberg has an MBA from Northwestern University’s Kellogg School of Management and an HBA from the Richard Ivey School of Business. In light of Mr. Isenberg’s extensive experience in investments as well as his service as a director of other private companies, the Board believes it is appropriate for Mr. Isenberg to serve as our director.

Robert Darwent has served as a Director since the completion of the Business Combination in July 2020. Mr. Darwent is a founder of Lion Capital where he sits on the Investment Committee and Operating Committee of the firm. Prior to founding Lion Capital in 2004, Mr. Darwent worked with Mr. Lea in the European operations of Hicks, Muse, Tate & Furst since its formation in 1998. From 1995 to 1998, Mr. Darwent worked in the London office of Morgan Stanley in their investment banking and private equity groups. Mr. Darwent graduated from Cambridge University in 1995. Mr. Darwent is currently a director of the following companies: Loungers, the UK bar and restaurant chain; Gordon Ramsay North America, the North American restaurant group; Spence Diamonds, a North American diamond jewelry retailer and Leo II. Previously, Mr. Darwent has sat on the board of the following companies: Authentic Brands Group, the global brand licensing company AS Adventure, the leading European outdoor specialist retailer; Burton’s Foods, the UK biscuit business; Christie-Tyler, the UK furniture manufacturer; ghd, the global hair appliances business; Jimmy Choo, the luxury shoe and accessories brand; La Senza, the UK lingerie retailer; G.H. Mumm and Champagne Perrier-Jouët, the champagne houses; wagamama, the restaurant chain; and Weetabix, the cereal company. In light of Mr. Darwent’s extensive investment experience over twenty years, as well as his service as a director of private companies, the Board believes it is appropriate for Mr. Darwent to serve as our director. In addition, Mr. Darwent’s background and skills qualify him to chair our Audit Committee and to serve as an audit committee financial expert.

Director Independence

Under the rules of the NYSE, an “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the company). Each of our directors and nominees for director, other than Joseph

Marinucci and Fernando Borghese, has been determined by the Board to qualify as an independent director under NYSE listing standards.

Committees of the Board of Directors

The Board has two standing committees: an audit committee (“Audit Committee”) and a compensation committee (“Compensation Committee”). Our Audit Committee is composed of three independent directors, and our Compensation Committee is composed of three independent directors.

DMS is a “controlled company” within the meaning of the corporate governance standards of the NYSE. As a result, we qualify for exemption from certain independence requirements, including the requirement that we have a Board of Directors composed of a majority of independent directors, and compensation committee and a nominating and corporate governance committee composed entirely of independent directors. In light of our status as a “controlled company” within the meaning of NYSE listing standards, our Board has determined not to establish an independent nominating and corporate governance committee or have its independent directors exercise the nominating function and has elected instead to have the Board be directly responsible for nominating members of the Board. As described above, each of our directors, other than Joseph Marinucci and Fernando Borghese is an independent director, and our Board has established a Compensation Committee comprised entirely of independent directors.

Audit Committee and Audit Committee Financial Expert

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act of 1934, as amended (“Exchange Act”). During the year ended December 31, 2022, the Audit Committee held four (4) meetings. The members of the Audit Committee consist of Robert Darwent, its chairperson, Lyndon Lea and Mary E. Minnick. Notwithstanding the fact that entities controlled by Mr. Lea and entities affiliated with Mr. Lea currently hold more than 10% of the Company’s outstanding Class A Common Stock, our Board has considered the independence and other characteristics of each member of our Audit Committee and believes that the composition of the Audit Committee meets the requirements for independence under the applicable requirements of the NYSE and SEC rules and regulations. Each of Messrs. Darwent and Lea and Ms. Minnick is financially literate and our Board has determined that Mr. Darwent qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter.

The Audit Committee is responsible, among its other duties, for engaging, overseeing, evaluating and replacing the Company’s independent registered public accounting firm; pre-approving all audit and non-audit services by the independent registered public accounting firm; reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm; reviewing the Company’s internal audit function; reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures; reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC; reviewing the Company’s risks and risk management processes, including information security risks and risk management; and exercising oversight with respect to the Code of Conduct and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations-Governance” section of our website at: www.digitalmediasolutions.com.

Compensation Committee

During the year ended December 31, 2022, the Compensation Committee held two (2) meetings. The members of the Compensation Committee consist of Ms. Minnick, Mr. Isenberg and Mr. Lea, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.

The Compensation Committee is primarily responsible for overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. Among other matters, the Compensation Committee reviews annually the goals and objectives of the Company’s executive compensation plans; evaluates the performance of our Chief Executive Officer and other executive officers in light of the goals and objectives of the Company; determines the compensation of our Chief Executive Officer and the other executive officers (either as a committee or as directed by the Board); evaluates the compensation of the Board and Committee service by non-employee directors; reviews perquisites or other personal benefits of the executive officers and directors; and approves equity awards under our stock plan. A copy of the Compensation Committee Charter is available under the “Investor Relations-Corporate Governance” section of our website at: www.digitalmediasolutions.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during fiscal 2022 an officer or employee of DMS or any of our subsidiaries, and no members has ever served as an officer of DMS. None of our executive officers serves or, during fiscal 2022, served as a member of the board of directors or the Compensation Committee of any entity that has one or more executive officers serving as a member of the board of directors or the Compensation Committee.

Corporate Governance Guidelines

The Board has approved the Corporate Governance Guidelines (the “Guidelines”), which address responsibilities of Board, Board leadership, director qualifications and independence standards, Board compensation matters, Board orientation and continuing education, Board committees, and succession planning. A copy of the Guidelines is available under the “Investor Relations-Corporate Governance” section of our website at www.digitalmediasolutions.com.

Director Nomination Agreement

At the closing of the Business Combination (the “Closing”), the Company entered into the Director Nomination Agreement with Leo Investors Limited Partnership, a Cayman Islands exempted limited partnership (“Sponsor”); Sponsor PIPE Entity, Clairvest Group Inc. and Prism, pursuant to which, among other things, (i) Clairvest and Prism obtained certain rights to designate a certain number of individuals to be nominated for election to the Board and (ii) the Chief Executive Officer of the Company will be a member of the Board as of and, subject to certain conditions, from and after the Closing.

The Director Nomination Agreement entitles Clairvest or its permitted assigns to designate director nominees to the Board from and after the Closing as follows:
1.two individuals to be nominated for election to the Board, one of whom shall be independent under the applicable rules of the NYSE, for so long as Clairvest and Prism collectively Beneficially Own (as defined in the Director Nomination Agreement) or control, directly or indirectly, at least 40% of the total number of issued and outstanding shares of DMS Class A Common Stock, DMS Class B common stock and DMS Class C common stock all considered together as a single class (the “Voting Interests”); or
2.one individual to be nominated for election to the Board for so long as Clairvest Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement entitles Prism or its permitted assigns to designate one individual to be nominated for election to the Board from and after the Closing for so long as Prism Beneficially Owns or controls, directly or indirectly, at least 8% of the total number of Voting Interests issued and outstanding.

The Director Nomination Agreement entitles Clairvest and Prism to mutually designate one additional director nominee, who will be independent, and qualified to serve on the audit committee of the Board, under the applicable rules of the NYSE (or any applicable exchange on which the Company’s securities may be listed) and the SEC (including Rule 10A-3 of the Exchange Act) (the “Independence Requirements”), for so long as Clairvest and Prism collectively Beneficially Own or control, directly or indirectly, at least fifty percent (50%) of the total number of Voting Interests issued and outstanding.

Initially, the Director Nomination Agreement entitled Sponsor PIPE Entity or its permitted assigns to designate one individual to be nominated for election to the Board. This entitlement terminated upon Sponsor PIPE Entity’s distribution of its shares of Class A Common Stock to certain related funds.

The Director Nomination Agreement requires the Company to take all necessary and desirable actions, so that Mr. Marinucci will serve on the Board until such time as Prism Beneficially Owns or controls, directly or indirectly, less than 8% of the total number of Voting Interests or Mr. Marinucci ceases to be the Chief Executive Officer of the Company.

The Director Nomination Agreement requires each of Sponsor, Sponsor PIPE Entity, Clairvest and Prism to vote, or cause to be voted, all of their respective Voting Interests at any meeting (or written consent) of the stockholders of the Company with respect to the election of directors in favor of each of the individuals designated to be nominated for election to the Board in accordance with the Director Nomination Agreement.

Stockholder and Other Interested Party Communications with the Board and/or Non-Employee Directors

The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762, Attention: Secretary. The Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.

We believe that a robust stockholder outreach program is an essential component of maintaining our strong corporate governance practices. Ongoing communication with our investors helps our Board and senior management gather useful feedback on wide range of topics. In our discussions with investors, we seek their input on a variety of corporate governance and compensation that may impact our business or reputation. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives. Stockholder feedback is regularly summarized and shared with our Board.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and Section 16 officers, and persons who own more than 10% of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of the Company’s common stock. Based solely on a review of the reports that we filed on behalf of these individuals or that were otherwise provided to us, our executive officers and directors met all Section 16(a) filing requirements during calendar year 2021, with the exception of a late Form 3 filing for Jessica Jones, our former EVP, Human Resources, and a late Form 3 and Form 4 for Richard Rodick, our former Chief Financial Officer, all of which were not timely filed as a result of delays in obtaining the necessary individual EDGAR filing codes.

Meeting Attendance

During the year ended December 31, 2022, our Board held ten (10) meetings. During 2022, each of our directors attended more than 75% of the aggregate number of meetings our Board held during the period in which each individual was a director and the committees on which the director served during such periods that he or she served. Directors are expected, absent schedule conflicts, to attend our Annual Meeting of Stockholders each year.

Code of Conduct and Ethics Hotline

We have a Code of Conduct that covers our directors, officers (including our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer) and employees and satisfies the requirements for a “code of ethics” within the meaning of SEC rules. A copy of the code is posted in the “Governance Documents” section on the Investor Relations page of our website at www.digitalmediasolutions.com. The code is available in print to any person without charge, upon request sent to the Secretary at Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762. We will disclose, in accordance with all applicable laws and regulations, amendments to, or waivers from our Code of Conduct.

Any suggestions, concerns or reports of misconduct at our Company or complaints or concerns regarding our financial statements and accounting, auditing, internal control and reporting practices can be may made anonymously by (i) calling one of the Company’s toll-free hotlines at 833-222-0944 (for English-speaking callers located in the United States or Canada) or (800) 216-1288; dial-in 001-800-681-5340 (for Spanish-speaking callers located in North America), (ii) emailing reports@lighthouse-services.com, (iii) visiting the website at www.lighthouse-services.com/dmsgroup or (iv) faxing (215) 689-3885, each of which is managed by an independent third party service provider allowing employees to submit their report anonymously. A person may also submit a report by mail to the General Counsel or the Audit Committee of the Board at 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762 or any other principal business address as updated and filed by the Company with the SEC from time to time.

Board Leadership Structure

The Guidelines do not require the separation of the offices of the Chairman and the Company’s Chief Executive Officer. The Board may choose its Chairman in any way that it deems best for the Company at any given point in time.

The Board believes that, as part of our efforts to embrace and adopt good corporate governance practices, different individuals should hold the positions of Chairperson of the Board and Chief Executive Officer to aid in the Board’s oversight of management. The Board believes that separation of the roles of Chairperson and CEO is the best governance model for DMS and its stockholders at this time.

The Board believes this governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance, and enables the Board to fulfill its duties effectively and efficiently. Ms. Minnick currently serves as the Company’s Chairperson. A new non-management director will be elected as Chairperson following the Annual Meeting.

Board Role in Risk Oversight
Our Board has responsibility for the oversight of our risk management and, either as a whole or through its audit committee, regularly discusses with management our risk management processes and major risk exposures, including their potential impact on our business and the steps we take to manage them. The risk oversight process includes receiving regular reports from members of senior management to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic and reputational risk.
The Board also believes its oversight of risk is enhanced by its current leadership structure (discussed above) because the CEO, who is ultimately responsible for the Company’s management of risk and has in-depth knowledge and understanding of the Company, is best able to bring key business issues and risks to the Board’s attention.
Human Capital

Our people are vital to our success in the digital marketing services industry. As a human-capital business, the long-term success of our firm depends on our people. We strive to make our employees feel as though they are a number one priority before other interests of the Company. Our goal is to ensure that we have the right talent, in the right place, at the right time. We do that through our commitment to attracting, developing and retaining our associates.

We strive to attract individuals who are people-focused and share our values. We have competitive programs dedicated to selecting new talent and enhancing the skills of our associates. In our recruiting efforts, we strive to have a diverse group of candidates to consider for our roles. To that end, we have strong relationships with a variety of industry associations that represent diverse professionals and with diversity groups on university and college campuses where we recruit.

We have designed a compensation structure, including an array of benefit plans and programs, that we believe is attractive to our current and prospective associates. We also offer our associates the opportunity to participate in a variety of professional and leadership development programs. Our program includes a variety of industry, product, technical, professional, business development and leadership trainings.

We seek to retain our associates by using their feedback to create and continually enhance programs that support their needs. We have formal annual goal setting and performance review processes for our employees. We have a values-based culture, an important factor in retaining our associates, which is memorialized in a culture “blueprint” that is communicated to all associates. Our training to share and communicate our culture to all associates plays an important part in this process. We are committed to having a diverse workforce, and an inclusive work environment is a natural extension of our culture. We have recently renewed our commitment to ensuring that all our associates feel welcomed, valued, respected and heard so that they can fully contribute their unique talents for the benefit of clients, their careers, our firm and our communities.

We take a proactive approach to philanthropy and driving meaningful change in the world, holding ourselves accountable to leading by example. On an individual level, we provide paid time-off opportunities for volunteering or donating to a cause that matters to each person. We monitor and evaluate various turnover and attrition metrics throughout our management teams. Our annualized voluntary turnover is relatively low, as is the case for turnover of our top performers, a record which we attribute to our strong values-based culture, commitment to career development, and attractive compensation and benefit programs.

Since our technologies can be securely accessed remotely, during the ongoing COVID-19 pandemic, we transitioned to a fully remote workforce. Ongoing feedback from employee surveys indicate that our talent has embraced, and prefers to continue, working in a remote environment. We have prioritized virtual communications, wellness programs and work-life balance adaptations that have increased engagement and supports our trust-first mentality.

The Company is headquartered in Clearwater, Florida with approximately 454 employees as of December 31, 2022.

Non-Employee Director Compensation

The Compensation Committee reviews and recommends non-employee Director Compensation. In 2022, the following yearly cash compensation applied to our non-employee directors, as established by the Board of Directors:

Cash ($)
Annual director retainer	40,000
Lead director annual retainer	20,000
Audit Committee chairman annual retainer	20,000
Compensation Committee chairman annual retainer	15,000
Audit Committee member annual retainer	10,000
Compensation Committee member annual retainer	7,500

On August 4, 2022, the Board approved the grant of an aggregate of 52,545 RSUs to the Company’s non-employee directors under the 2020 Plan. The RSUs will vest on the date of the annual shareholder’s meeting or on the anniversary of the award, whichever occurs first, and the related Stock-based compensation expense is recognized on a straight-line basis over the vesting period.

For further information on the 2020 Omnibus Incentive Plan, see Note13. Employee and Director Incentive Plans in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.

Director Compensation

The following table lists the compensation paid to our non-employee directors during 2022:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Total ($)
Mary Minnick	85,000	29,813	114,813
Robert Darwent	60,000	29,813	89,813
Lyndon Lea	51,875	29,813	81,688
Robbie Isenberg	47,500	29,813	77,313
James Miller	35,625	29,813	65,438
Maurissa Bell	10,000	—	10,000
____________________
(1)     In addition to serving as a director, Mr. Marinucci serves as our Chief Executive Officer and his compensation is reflected in the Summary Compensation Table. Mr. Borghese serves as our Chief Operating Officer. Messrs. Marinucci and Borghese do not receive any compensation for serving as directors. Accordingly, they are omitted from the table.
(2)     Represents the full grant date fair value of RSUs granted in 2022, calculated in accordance with FASB ASC Topic 718. We value RSUs using the closing market price of our common stock reported on NYSE on the applicable grant date. All RSUs vest on the 2022 annual meeting of stockholders, provided the director remains in continuous service with the Company through such date. For additional valuation assumptions, see Note 13. Employee and Director Incentive Plans in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.

Outstanding Equity Awards of Directors at Fiscal Year End

The following table lists the number of outstanding RSU awards held by our non-employee directors as of December 31, 2022. The reported numbers reflect only grants made by the Company and do not include any other shares of our common stock that a director may have acquired on the open market or otherwise beneficially own.

Name	Stock Awards (in units)
Mary Minnick	10,509
Robert Darwent	10,509
Lyndon Lea	10,509
Robbie Isenberg	10,509
Maurissa Bell	10,509

Fees Paid Independent Registered Public Accounting Firms

On August 16, 2022, following a competitive selection process, the Company’s Audit Committee approved the engagement of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Effective on that same date, the Company dismissed Ernst & Young (“EY”) from that role.

The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm for the years ended December 31, 2022 and 2021 (in thousands):

	2022	2021
Audit Fees(1)	$1,030	$2,536
Audit Related Fees(2)	—	153
Tax Fees(3)	—	625
All Other Fees(4)	—	87
Total	$1,030	$3,401
____________________
(1)     Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.
(2)     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)     Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.
(4)     Other fees consist of fees billed for advisory services that are not included in the above categories.

EXECUTIVE OFFICERS
Executive officers are elected by and serve at the discretion of the Board. In addition to Joseph Marinucci, Chief Executive Officer and Fernando Borghese, Chief Operating Officer, whose biographical information appears above, set forth below are the names, ages and biographical information for each of our current executive officers as of May 3, 2023.

Name	Age	Position
Joseph Marinucci	48	President, Chief Executive Officer and Director
Fernando Borghese	44	Chief Operating Officer and Director
Vanessa Guzmán-Clark	43	Interim Chief Financial Officer
Matthew Goodman	49	Chief Security Officer
Jason Rudolph	49	Chief Technology Officer
Anthony Saldana	54	General Counsel, Executive Vice President of Legal & Compliance and Secretary

Joseph Marinucci’s biographical information is included in the “Directors” above.

Fernando Borghese’s biographical information is included in the “Directors” above.

Vanessa Guzmán-Clark has served as Interim Chief Financial Officer of DMS since April 2023. Previously, she served as the Company’s Financial Controller since June 2022. Ms. Guzmán-Clark is a Florida Certified Public Accountant (CPA) and has more than 22 years of experience in finance and accounting. Prior to joining the Company, Ms. Guzmán-Clark served as the Chief Financial Officer and Vice President of Legacy Education Alliance, Inc., a publicly-traded company, from 2019 to November 2021, when she joined the Company as a Financial Consultant. From 2017 to 2019, Ms. Guzmán-Clark was the Director of Financial Systems at The Children's Home Society of Florida, Florida's oldest not-for-profit in the care of children. From 2008 to 2017, Ms. Guzmán-Clark served in a wide variety of Controller and CFO consulting roles for middle-market private and not-for-profit entities. From 2002 to 2007, Ms. Guzmán-Clark was a Senior Auditor at PricewaterhouseCoopers, LLP. Ms. Guzmán-Clark holds a Master of Accounting & Financial Management and a Master of Business Administration from Keller Graduate School of Management.

Matthew Goodman has served as the Chief Security Officer of DMS (previously Chief Information Officer) since co-founding DMS in 2012. Previously, Mr. Goodman was Chief Information Officer of Interactive Marketing Solutions. Mr. Goodman attended the Master of Business Administration program at New York University’s Stern School of Business and earned his undergraduate degrees in Finance and Management Information System from Syracuse University.

Jason Rudolph has served as Chief Technology Officer of DMS since 2021. Prior to that, he served as our Chief Product Officer since 2019. Prior to DMS, Mr. Rudolph was Chief Technology Officer at W4 Performance Ad Market from 2015 to 2018. Mr. Rudolph also served as Founder and Chief Executive Officer of Sound Advertising Group from 2008 to 2015.

Anthony Saldana has served as General Counsel, Executive Vice President of Legal & Compliance and Secretary of DMS since January 2021. Mr. Saldana brings to DMS over 20 years of extensive corporate law experience in mergers and acquisitions, corporate finance, corporate governance and securities matters. Prior to joining DMS, Mr. Saldana was Counsel at Skadden, Arps, Slate, Meagher & Flom LLP, where he worked from 2000 to 2020. Mr. Saldana received a J.D. from the Yale Law School and a Bachelor of Arts, Magna Cum Laude, from Harvard College.
Insider Trading Policy
The Company’s insider trading policy prohibits all employees and officers of the Company and its subsidiaries (including all members of the Board), as well as certain family members, others living in the person’s household, and persons or entities whose transactions in Company securities are subject to such person’s influence or control, from trading in securities of the Company (or securities of any other company with which the Company does business) while in possession of material nonpublic information, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. Such individuals are also prohibited from engaging in hedging transactions on the Company’s common stock, including but not limited to prepaid variable forwards, equity swaps, collars and exchange funds. Transactions in put options, call options or other derivative securities on an exchange or in any other organized market, are prohibited by this policy. The policy also prohibits short sales of the Company securities and the pledging of Company securities as collateral for a margin loan, as well as the holding of Company securities in a margin account.
In addition, before any of our directors engages in certain transactions involving Company securities, such director or executive officer must obtain pre-clearance of the transaction from the Company’s General Counsel and in his absence, another employee designated by the General Counsel.

EXECUTIVE COMPENSATION
This section describes executive compensation of DMS’s directors and named executive officers during the fiscal year ended December 31, 2022 and 2021. The Company qualifies as an “emerging growth company” and a “smaller reporting company” under rules adopted by the SEC. Accordingly, the Company has provided scaled executive compensation disclosure that satisfies the requirements applicable to the Company in its status as an emerging growth company and a smaller reporting company. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a compensation discussion and analysis or a compensation committee report, and certain other tabular and narrative disclosures relating to executive compensation. For the year ended December 31, 2022, the following individuals were our named executive officers (each a “Named Executive Officer” or “NEO” and collectively the “Named Executive Officers” or “NEOs”): Joseph Marinucci, Chief Executive Officer; Fernando Borghese, Chief Operating Officer; and Anthony Saldana, General Counsel, EVP of Legal & Compliance.
Summary Compensation Table

The following Summary Compensation Table sets forth information regarding the compensation paid to, awarded to, or earned by our Chief Executive Officer and our two other most highly compensated executive officers (“Named Executive Officers”) for the years ended December 31, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Joseph Marinucci	2022	466,539	—	75,380	74,643	37,674	654,236
Chief Executive Officer	2021	320,000	—	319,900	17,006	32,833	689,739

Fernando Borghese	2022	466,539	—	75,380	74,643	41,822	658,384
Chief Operating Officer	2021	320,000	—	319,900	17,006	33,488	690,394

Anthony Saldana	2022	378,616	150,000	15,088	22,006	32,794	598,504
General Counsel, EVP of Legal & Compliance	2021	320,000	37,500	64,071	10,479	33,711	465,761
____________________
(1)Mr. Saldana’s bonus pertains to performance for the years ended December 31, 2021 and 2020, respectively, which were paid to Mr. Saldana in the subsequent calendar year in each case.
(2)Amounts represent the aggregate grant date fair value of options and and/or restricted stock units (“RSUs”) granted in 2022 and 2021, respectively, computed in accordance with ASC 718 — Stock-based Compensation. A discussion of the assumptions used in determining grant date fair value may be found in Note 13. Employee and Director Incentive Plans in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.
(3)The other compensation listed in this column includes:
*For the year ended December 31, 2022: (a) for Mr. Marinucci: (i) matching contributions under our 401(k) savings plan of $8,662; and (ii) medical and other benefits of $29,012; (b) for Mr. Borghese: (i) matching contributions under our 401(k) savings plan of $11,400; and (ii) medical and other benefits of $30,422; and (c) for Mr. Saldana: (i) matching contributions under our 401(k) savings plan of $2,478; and (ii) medical and other benefits of $30,316.
*For the year ended December 31, 2021: (a) for Mr. Marinucci: (i) matching contributions under our 401(k) savings plan of $9,300; and (ii) medical and other benefits of $23,533; (c) for Mr. Borghese: (i) matching contributions under our 401(k) savings plan of $8,400; and (ii) medical and other benefits of $25,088; and (c) for Mr. Saldana: (i) matching contributions under our 401(k) savings plan of $8,967; and (ii) medical and other benefits of $24,744.
Narrative Disclosure to Summary Compensation Table

The primary elements of compensation for the Company’s Named Executive Officers were base salary, short term incentive and equity awards. The Company’s Named Executive Officers are also eligible to participate in our employee benefit plans and programs, including medical and dental benefits, flexible spending, and short- and long-term life insurance on the same basis as our other full-time employees, subject to the terms and eligibility requirements of those plans.
Base Salaries

The Company’s Named Executive Officers receive a base salary for services rendered to the Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Bonuses

The Company’s Named Executive Officers receive a base salary for services rendered to the Company. The base salary payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.
Equity Compensation

Our Compensation Committee administers our Equity Plan and approves the amount of and terms applicable to grants of stock options and Restricted Stock Units (RSUs) to employees, including the Named Executive Officers.

Prior to 2022, the Company granted stock options in order to allow employees, including our Named Executive Officers, to purchase shares of our common stock at a price equal to the fair market value of our Common Stock on the date of grant. Generally, stock options granted under our Equity Plan have vesting schedules that are designed to encourage continued employment. Stock options granted prior to August 2021 generally vest over a three-year period, subject in most cases to continued employment, and generally expire ten years from the date of grant. Beginning in August 2021, stock options generally vest over a four-year period, subject to continued employment. In 2022, the Company did not grant any stock options.

Generally, RSUs granted under our Equity Plan have vesting schedules that are designed to encourage continued employment. RSUs granted prior to 2021 generally vest over a three-year period, subject to continued employment. Beginning in August 2021, stock options generally vest over a four-year period, subject in most cases to continued employment. In 2022, the Company granted certain employees, including the Named Executive Officers, time-based restricted stock units (TRSUs) and performance-based restricted stock units (PRSUs). In 2022, the Compensation Committee granted the following awards to the Named Executive Officers:

2022 awards	Grant Date	Grant Type	Number of Shares
Joseph Marinucci	4/12/2022	PRSU	56,153
	4/12/2022	TRSU	56,153

Fernando Borghese	4/12/2022	PRSU	56,153
	4/12/2022	TRSU	56,153

Anthony Saldana	4/12/2022	PRSU	23,688
	4/12/2022	TRSU	23,688

For the grant date fair value of the options and RSUs, please see the Summary Compensation Table above.

For further information on the 2020 Omnibus Incentive Plan, see Note13. Employee and Director Incentive Plans in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.

Perquisites

The Company provides the Named Executive Officers with benefits, including medical, dental and vision plans; basic life insurance; and long-term and short-term disability, in each case, at no cost to the executive. Named executive officers also participate in our 401(k) retirement plan, with the same Company-matching contributions as all our salaried employees. The 401(k) plan provides for an employer matching contribution of 4% percent of up to 5% percent of all eligible contributions. The Company does not maintain a defined benefit pension plan or any supplemental retirement benefits.

Executive Employment Arrangements

Employment Arrangements with Joseph Marinucci

Mr. Marinucci is not party to an employment agreement or offer letter with DMS. Pursuant to Mr. Marinucci’s RSU award agreements, unvested portions of his RSU awards accelerate in certain circumstances, as further described below under “—Potential Payments Upon Termination / Change in Control”.

Employment Arrangement with Fernando Borghese

Mr. Borghese is not party to an employment agreement or offer letter with DMS. Pursuant to Mr. Borghese’s RSU award agreements, unvested portions of his RSU awards accelerate in certain circumstances, as further described below under “—Potential Payments Upon Termination / Change in Control”.

Employment Arrangements with Anthony Saldana

Pursuant to the terms of an Offer Letter, dated as of December 22, 2020, as amended (the “Saldana Offer Letter”), by and between the Company and Mr. Saldana, he will receive (1) an annual base salary of $320,000; (2) a pro-rated annual cash incentive bonus based upon criteria established the Company’s Board of Directors; (3) an equity grant subject to the discretion of the Company’s Board of Directors; and (4) standard employee benefits paid by the Company. The Saldana Offer Letter provides for certain severance benefits upon a termination by the Company without “cause” or for “good reason”. In the event of a termination without “cause” or “good reason” by the Company, Mr. Saldana would be entitled to (i) continued payment of his base salary for twelve (12) months and (ii) payment of the Company’s portion of the premium for healthcare continuation coverage under COBRA at the same level of coverage he was entitled to at the time of termination of employment, subject to the timely election of continuation coverage. On January 1, 2022, Mr. Saldana’s annual base salary was increased to $380,000.
Potential Payments Upon Termination / Change in Control

Executive Severance Plan
On August 4, 2022, the Board of Directors of the Company (the “Board”) approved and adopted the Digital Media Solutions, Inc. Executive Severance Plan (the “Plan”). The Plan commences on August 4, 2022 and is administered by the Compensation Committee of the Board. The Plan is intended to provide severance benefits for certain selected senior executive employees of the Company who either have their employment terminated by the Company without “Cause” or who resign their employment for “Good Reason” (as such terms are defined in the Plan). The Plan seeks to reinforce and encourage the continued attention and dedication of those executive employees who participate in the Plan.

Under the Plan, upon a termination of employment without “Cause” or a resignation for “Good Reason,” a covered executive would receive a payment equal to: (i) his or her base salary in effect at the time of termination, multiplied by 1 (or, in the case of an executive employed by the Company for less than three years, multiplied by 0.5) and (ii) his or her pro-rated target bonus opportunity for the fiscal year of termination. Terminated executives are also entitled to (x) COBRA continuation coverage paid by the Company for 12 months (or, if earlier, until the date they become eligible for coverage under another employer-provided plan) and (y) outplacement services for up to six months.

In the event an executive is eligible for severance benefits provided under an offer letter or employment agreement with the Company, severance benefits payable under the Plan will be reduced by any duplicative severance pay, salary continuation pay, termination pay or similar amounts payable under such offer letter or employment agreement.

Terminated executives are also required to sign a general waiver and release of all claims against the Company prior to receiving severance benefits under the Plan.

Further, if any payments under the Plan or otherwise would be subject to “golden parachute” excise taxes under the Internal Revenue Code, the payments will be reduced to limit or avoid the excise taxes if and to the extent such reduction would produce an expected better after-tax result for the officer.

“Cause” means: (i) the executive’s violation of Company’s current documented policies; (ii) the executive’s failure to substantially perform the executive’s duties under this Agreement; (iii) the executive’s failure to reasonably cooperate with any lawful investigation undertaken by the Company; (iv) the executive’s gross negligence or breach of fiduciary duty or (v) any (A) conviction of the executive under any local, state, provincial or federal statute which makes the performance of the executive’s duties impracticable or impossible, (B) arrest of the executive for any criminal offense against the Company or its personnel, affiliates, or customers, or (C) arrest of the executive for any other felony criminal offense which in the view of the Company may harm the reputation of the Company or any of its affiliates; (vi) any intentional misconduct, gross incompetence or conduct materially incompatible with the Employee’s duties hereunder, or prejudicial to the Company’s business; or (vii) gross insubordination or willful disobedience to the lawful directions of management of the Company, provided that the executive has been given written notice thereof and has failed to correct such conduct forthwith.

Treatment of Unvested Equity Awards of Our Named Executive Officers
Termination Without Cause. Pursuant to the RSU and option award agreements, a pro rata portion of the RSUs and options subject to the award agreements will vest upon termination of the Named Executive Officer’s employment without cause, provided that the executive executes a general release of claims. The pro rata number of RSUs and options that will vest will be equal to the number of RSUs and options that are scheduled to vest on the next applicable vesting date, multiplied by the quotient of the number of full calendar months the executive was employed during such year divided by twelve.

Death or Disability. Pursuant to the RSU and option award agreements, a pro rata portion of the RSUs and options subject to the award agreements will vest upon the Named Executive Officer’s death or disability. The pro rata number of RSUs and options that will vest will be equal to the number of RSUs and options that are scheduled to vest on the next applicable vesting date.

Termination Following a Change of Control. Pursuant to the RSU and option award agreements, if the Named Executive Officer’s employment is terminated without cause within twenty-four months following a change of control, all RSUs and options will immediately vest, provided that the executive executes a general release of claims.
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to our Named Executive Officers concerning unexercised stock option awards and unvested RSU awards as of December 31, 2022:

		Options				Stock
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Marinucci	10/28/2020	17,008	34,012	$7.31	10/28/2030	35,000	$23,940	52,008	$23,940
Chief Executive Officer	8/19/2021	172,911	57,637	$7.98	8/19/2031	75,189	$51,429	248,100	$51,429
	4/12/2022	—	—	N/A	N/A	112,306	$76,817	112,306	$76,817

Fernando Borghese	10/28/2020	17,008	34,012	$7.31	10/28/2030	70,000	$47,880	87,008	$47,880
Chief Operating Officer	8/19/2021	172,911	57,637	$7.98	8/19/2031	100,251	$68,572	273,162	$68,572
	4/12/2022	—	—	N/A	N/A	112,306	$76,817	112,306	$76,817

Anthony Saldana	1/14/2021	10,479	20,958	$11.65	1/14/2031	7,010	$4,795	17,489	$4,795
General Counsel, EVP of Legal & Compliance	8/19/2021	34,583	11,527	$7.98	8/19/2031	15,038	$10,286	49,621	$10,286
	4/12/2022	—	—	N/A	N/A	47,376	$32,405	47,376	$32,405
____________________
N/A - Not Applicable.
(1)     The options and RSUs granted in 2022, 2021 and in 2020 vest in four and three equal annual installments, respectively, beginning on the first anniversary of the closing of the Business Combination, subject, in each case, to the executive’s continued employment on each applicable vesting date.
(2)     The dollar values are calculated using a per share stock price of t$1.34, the closing price of our common stock reported on NYSE on December 31, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
The Company has adopted a written related person transaction policy that sets forth the procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which DMS was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person has or will have a direct or indirect material interest, subject to certain exceptions.
A “Related Person” means:
•any director or executive officer, or nominee for director of DMS;
•any person who is the beneficial owner of more than five percent (5%) of DMS’ Common Stock; and
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of DMS Common Stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or beneficial owner of more than five percent (5%) of DMS Common Stock.
DMS also has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the Audit Committee has the responsibility to review and approve any related party transactions that are in the best interests of the Company and its stockholders.
During the year ended December 31, 2022, we did not engage in any transactions with our directors and executive officers, nor are any such transactions currently proposed, in which a related person had or will have a direct or indirect material interest, except as set forth below.
Registration Rights
At the Closing, the Company entered into an amended and restated registration rights agreement with certain Sellers (the “Amended and Restated Registration Rights Agreement”), pursuant to which the Company registered for resale certain shares of Class A Common Stock and warrants to purchase Class A Common Stock that were held by the parties thereto. Additionally, the Sellers may request to sell all or any portion of their shares of Class A Common Stock in an underwritten offering that is registered pursuant to the shelf registration statement filed by the Company (each, an “Underwritten Shelf Takedown”); however, the Company will only be obligated to effect an Underwritten Shelf Takedown if such offering will include securities with a total offering price reasonably expected to exceed, in the aggregate, $20.0 million and will not be required to effect more than four Underwritten Shelf Takedowns in any six-month period. The Amended and Restated Registration Rights Agreement also includes customary piggy-back rights, subject to cooperation and cut-back provisions. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Preferred Registration Rights
On March 30, 2023, the Company and the holders of the Preferred Stock, including Messrs. Marinucci, Borghese and Goodman, and Lion Capital and Leo Holdings, entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion or redemption of the Series B Preferred Stock. For further information, see Note 9. Equity in the “Notes to the Consolidated Financial Statements (Unaudited)” in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

Amended Partnership Agreement
Pursuant to the Amended Partnership Agreement, the non-controlling interests (as defined in the Amended Partnership Agreement) have the right to redeem their Digital Media Solutions Holding, LLC (“DMSH”) Units for cash (based on the market price of the shares of Class A Common Stock) or, at the Company’s option, the Company may acquire such DMSH Units (which DMSH Units are expected to be contributed to Blocker) in exchange for cash or Class A Common Stock (a “Redemption”) on a one-for-one basis (subject to customary conversion rate adjustments, including for stock splits, stock dividends and reclassifications), in each case subject to certain restrictions and conditions set forth therein, including that any such Redemption be for an amount no less than the lesser of 10,000 DMSH Units or all of the remaining DMSH Units held by such Non-Blocker Member. In the event of a change of control transaction with respect to a Non-Blocker Member, DMSH will have the right to require such Non-Blocker Member to effect a Redemption with respect to all or any portion of the DMSH Units transferred in such change of control transaction. In connection with any Redemption a number of shares of Class B Common Stock will automatically be surrendered and cancelled in accordance with the Company Certificate of Incorporation.
Tax Receivable Agreement

Since the year ended December 31, 2021, the Company maintains a full valuation allowance on our DTA related to the Tax Receivable Agreement along with the entire DTA inventory at DMS, Inc. and Blocker, as these assets are not more likely than not to be realized based on the positive and negative evidence that we considered. The Tax Receivable Agreement liability that originated from the Business Combination is not probable under ASC 450 - Contingencies since a valuation allowance has been recorded against the related DTA. The remaining short-term Tax Receivable Agreement liability of $0.2 million is attributable to carryback claims. We will continue to evaluate the positive and negative evidence in determining the realizability of the Company’s DTAs. For further information, see Note 2. Business Combination and Note 14. Income Taxes in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.
Prism Incentive Agreement
On October 1, 2017, DMS, through a subsidiary, acquired the assets of Mocade Media LLC (“Mocade”). On that date, in connection with the acquisition, DMS also entered into a consulting agreement with Singularity Consulting LLC (“Singularity”), a Texas limited liability company owned by the former management of Mocade. On August 1, 2018, in order to further incentivize Singularity’s efforts with respect to the acquired Mocade assets, DMS entered into an amendment to the Singularity consulting agreement. On that date, Prism Data, the then majority equityholder of DMS, also entered into an incentive agreement with Singularity, to which DMS was not a party, providing for certain incentive payments to be accounted for in accordance with applicable accounting standards by Prism Data to Singularity in the event of certain specified change of control sale transactions involving DMS. Following the Business Combination, in November 2020, DMS and Singularity resolved all outstanding amounts due under the Singularity consulting agreement between DMS and Singularity with a payment of $850,000. In addition, Prism Data and Singularity agreed that Singularity would be entitled to a payment from Prism Data of $2,000,000 in the event of certain specified change of control sale transactions involving DMS.
DMSH Member Tax Distributions

For the year ended December 31, 2022, there were no tax distributions to members of DMSH. For the year ended December 31, 2021, tax distributions to members of DMSH were $0.2 million.

For further information, see Note 2. Business Combination and Note 14. Income Taxes in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.
Indemnification Agreements
The Company has entered into indemnification agreements (collectively, the “Indemnification Agreements”) with each of the directors and officers of the Company. Each indemnification agreement provides that, subject to limited exceptions, and among other things, the Company will indemnify the director or officer to the fullest extent permitted by Delaware law for claims arising in his or her capacity as a director or officer of the Company.

Preferred Stock and Warrants

On March 29, 2023, the Company entered into a securities purchase agreement (the “SPA”) with certain investors to purchase 80 thousand shares of Series A convertible redeemable Preferred stock (“Series A Preferred stock”) and 60 thousand shares of Series B convertible redeemable Preferred stock (“Series B Preferred stock”, and together with the Series A Preferred stock, the “Preferred Stock”), for an aggregate purchase price of $14.0 million (the “Preferred Offering”), including $6.0 million of related party participation. The Preferred stock was issued at a 10% Original Issue Discount (OID) to the aggregate stated value of $15.6 million. The Company also issued the purchasers in the Preferred Offering warrants to acquire 14.4 million shares of Common Stock, with a 5-year maturity and an exercise price equal to $0.6453, subject to adjustment and the beneficial ownership limitations set forth in the applicable warrant agreement. For further details see Note 8. Fair Value Measurements and Note 9. Equity in the “Notes to the Consolidated Financial Statements (Unaudited)” in the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

The Series B Preferred Stock and Warrants was issued to the following related parties:

	Series B Preferred Shares		Series B Preferred Warrants
Name	Number of Shares	% of Series	Number of Warrants	% of Warrants in Series
Lion Capital (Guernsey) BridgeCo Limited	28,671	47.8%	2,958,098	47.8%
Leo Investors Limited Partnership	11,329	18.9%	1,168,886	18.9%
Fernando Borghese	10,000	16.7%	1,031,746	16.7%
Joseph Marinucci	7,500	12.5%	773,809	12.5%
Matthew Goodman	2,500	4.2%	257,937	4.2%
Total outstanding shares as of April 26, 2023	60,000	100%	6,190,476	100%

The Company is required to redeem one-tenth of the number of shares of each series of Preferred Stock on a pro rata basis among all of the holders of each series commencing on the earlier of (i) the three-month anniversary of the closing of the Preferred Offering and on each successive monthly anniversary date thereafter and (ii) the date a registration statement relating to the underlying shares of Common Stock is declared effective and on each successive monthly anniversary date thereafter. The form of such redemptions is at the option of the Company and may be (i) in cash at 104% of the stated value of the Preferred Stock, plus accrued and unpaid dividends and any other amounts due (the “Mandatory Redemption Price”), (ii) in shares of Common Stock or (iii) a combination thereof.

The Preferred Stock is convertible at the option of the holder at any time into shares of common stock at a fixed conversion price of $0.56 (the “Conversion Price”), which Conversion Price is subject to adjustment but not below a price of $0.484. In addition, at any time at the option of the holder, the Preferred Stock may be converted into shares of common stock at a conversion price at the lower of (i) 90% of the arithmetic average of the three lowest volume-weight average prices (“VWAPs”) during the 20 trading days before a conversion notice is delivered and (ii) 90% of the VWAP of the trading day before a notice of conversion is delivered (the “Alternate Conversion Price”).

Each series of Preferred Stock provides for the ability of a holder to require the Company to redeem all of the holder’s shares of Preferred Stock at any time after June 15, 2023 (the “Accelerated Redemption Date”). In addition, the Company may elect to redeem all of the shares of the Series A Preferred Stock, but not Series B Preferred Stock, after the Accelerated Redemption Date. At the option of the holder being redeemed, an accelerated redemption will be (i) in cash at the Mandatory Redemption Price, (ii) in shares of Common Stock or (iii) a combination thereof.

Following certain triggering events, a holder may choose to convert Preferred Stock into shares of common stock at the Alternate Conversion Price.

The Company and the holders of the Preferred Stock also entered into a registration rights agreement to register the resale of the shares of common stock issuable upon conversion or redemption of the Preferred Stock.

The Company also issued the purchasers in the Preferred Offering warrants to acquire 14.4 million shares of Common Stock, with a 5-year maturity and an exercise price equal to $0.6453, subject to adjustment and the beneficial ownership limitations set forth in the applicable warrant agreement.

Proceeds were $13.1 million, net of transaction costs, which the Company received on March 30, 2023, and used to fund its equity cure (see Note 8. Debt in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022) and consummate the ClickDealer acquisition.

REPORT OF THE AUDIT COMMITTEE*
The Company’s Audit Committee is composed of three directors, all of whom meet the qualifications required by the NYSE and SEC, and the Company’s Corporate Governance Guidelines. The Audit Committee operates under a written charter adopted by the Board of Directors that is available on the Company’s website.
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 with the Company’s management, and also has discussed with Grant Thornton LLP (“GT”), the Company’s independent registered public accounting firm, the matters required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards. The Audit Committee received both the written disclosures and the letter from GT required by the applicable requirements of the PCAOB regarding GT’s communications with the Audit Committee concerning independence and has discussed with GT the independence of GT from the Company.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year ended December 31, 2022 be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022, filed with the SEC on April 5, 2023.
Submitted by the Audit Committee,
Robert Darwent (Chairman)
Lyndon Lea
Mary E. Minnick

* The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2)
The Board recommends that stockholders ratify the appointment of Grant Thornton LLP (“GT”) as our independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2023. The appointment of GT was approved by the Company’s Audit Committee. GT also served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2022.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of GT as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of GT to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain GT. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and our stockholders’ best interests.
A representative of GT will be present at the 2023 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.

Required Disclosures

As reported on the Company's Current Report on Form 8-K filed on August 19, 2022:

On August 16, 2022, following a competitive selection process, the Company’s Audit Committee approved the engagement of Grant Thornton LLP (“GT”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. Effective on that same date, the Company dismissed Ernst & Young (“EY”) from that role.

EY's reports on the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim periods ended March 31, 2022 and June 30, 2022 of this Form 8-K, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of any such disagreement in connection with its reports for such years and interim period and (ii) except for the matters referenced below, no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K:
•As disclosed in our Annual Report on Form 10-K (and our Annual Report on Form 10-K/A) for the fiscal year ended December 31, 2020, our management concluded that our internal control over financial reporting was not effective as of December 31, 2020, due to material weaknesses pertaining to us not maintaining an effective control environment resulting from a financial statement close process that was not sufficient to ensure our financial reporting requirements under U.S. GAAP were met and not maintaining sufficient accounting policies and appropriate contemporaneous documentation of our accounting analyses and conclusions over certain routine and non-routine transactions (including appropriate accounting and classification of our financial instruments and key agreements in light of the restatement discussed in the Form 10-K/A pertaining to our private placement warrants).
•As disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our management concluded that our internal control over financial reporting was not effective as of December 31, 2021, due to material weaknesses relating to our controls around revenue and accounts receivable policies and procedures.

The Audit Committee has discussed these material weaknesses with EY and the Company’s management. The Company has authorized EY to respond fully to inquiries of GT concerning these material weaknesses.

During the fiscal years ended December 31, 2021 and December 31, 2020, and the subsequent interim periods ended March 31, 2022 and June 30, 2022, neither the Company, nor any party on behalf of the Company, consulted with GT with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company's consolidated financial statements, and no written report or oral advice was provided to the Company by GT that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required
The affirmative vote of a majority of the votes cast by holders of the Class A Common Stock and Class B Common Stock, voting as a single class, is required to ratify the appointment of GT.
We engaged GT as our independent registered public accounting firm for the fiscal year ended December 31, 2022. The decision to engage GT for this year was approved by our Audit Committee. In considering the nature of the services provided by GT, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with GT and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as the American Institute of Certified Public Accountants. The Audit Committee has selected GT to conduct the audit of our financial statements for the fiscal year ending December 31, 2023.
Fees Paid Independent Registered Public Accounting Firms
The following table sets forth the aggregate fees and expenses billed to us by our independent registered public accounting firm for the years ended December 31, 2022 and 2021 (in thousands):

	2022	2021
Audit Fees(1)	$1,030	$2,536
Audit Related Fees(2)	—	153
Tax Fees(3)	—	625
All Other Fees(4)	—	87
Total	$1,030	$3,401
____________________
(1)     Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by our independent registered public accounting firm in connection with regulatory filings.
(2)     Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
(3)     Tax fees consist of fees billed for tax consultation services for the Business Combination and professional services relating to tax compliance, tax planning, and tax advice.
(4)     Other fees consist of fees billed for advisory services that are not included in the above categories.
Approval of Audit and Permissible Non-Audit Services
Our Audit Committee Charter requires the Audit Committee to review and approve all audit services and all permissible non-audit services to be performed for us by our independent registered public accounting firm. The Audit Committee will not approve any services that are not permitted by SEC rules.
The Audit Committee pre-approved all audit and audit related, tax and non-audit related services to be performed for us by our independent registered public accounting firm.

Board Recommendation
The Board unanimously recommends a vote “FOR” the ratification for the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to us regarding the beneficial ownership of shares of Common Stock as of the close of business on May 3, 2023 by:
•each person who is known to be the beneficial owner of more than 5% of the outstanding shares of any class of DMS Common Stock;
•each of our named executive officers and directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, we believe that all persons named in the table below have or will have as of May 3, 2023, as applicable, sole voting and investment power with respect to the voting securities beneficially owned by them.

	Series A Preferred Stock		Series B Preferred Stock		Class A Common Stock		Class B Common Stock		Total Voting Securities
Name and Address of Beneficial Owners(1)	Number of Shares(2)	% of Series(3)	Number of Shares(2)	% of Series(3)	Number of Shares	% of Class(3)	Number of Shares	% of Class(3)	Number of Shares	%(3)
Prism Data, LLC(4)	—	—%	—	—%	18,958,914	47.4%	25,699,464	100.0%	44,658,378	43.9%
Clairvest Group Inc. and affiliates(5)	—	—%	—	—%	18,095,319	45.2%	25,699,464	100.0%	43,794,783	43.0%
Lion Capital (Guernsey) BridgeCo Limited(6)	—	—%	8,646,732	72.6%	7,624,282	19.0%	—	—%	16,271,014	16.0%
Leo Investors Limited Partnership(7)	—	—%	3,416,681	28.7%	3,012,718	7.5%	—	—%	6,429,399	6.3%
3i, LP(8)	6,031,706	25.0%	—	—%	—	—%	—	—%	6,031,706	5.9%
Altium Growth Fund, LP(9)	6,031,706	25.0%	—	—%	—	—%	—	—%	6,031,706	5.9%
Anson Investments Master Fund LP(10)	4,825,365	20.0%	—	—%	—	—%	—	—%	4,825,365	4.7%
Nomis Bay Limited(11)	3,619,024	15.0%	—	—%	—	—%	—	—%	3,619,024	3.6%
BPY Limited(12)	2,412,683	10.0%	—	—%	—	—%	—	—%	2,412,683	2.4%
Anson East Master Fund LP(13)	1,206,341	5.0%	—	—%	—	—%	—	—%	1,206,341	1.2%
Joseph Marinucci(4)	—	—%	2,800,800	23.5%	19,670,070	49.1%	25,699,464	100.0%	48,170,334	66.7%
Lyndon Lea(6)	—	—%	8,646,732	72.6%	7,680,373	19.2%	—	—%	16,327,105	24.8%
Fernando Borghese(14)	—	—%	3,554,764	29.9%	809,565	2.0%	5,731,587	22.3%	10,095,916	15.0%
Luis Ruelas(15)	—	—%	—	—%	342	*	7,007,770	27.3%	7,008,112	10.7%
Matthew Goodman(16)	—	—%	496,027	4.2%	32,838	*	2,579,223	10.0%	3,108,088	4.7%
Mary E. Minnick(17)	—	—%	—	—%	60,800	0.2%	—	—%	60,800	*
Robert Darwent(18)	—	—%	—	—%	39,800	*	—	—%	39,800	*
Anthony Saldana(19)	—	—%	—	—%	53,083	0.1%	—	—%	53,083	*
Robbie Isenberg(5) (20)	—	—%	—	—%	—	—%	—	—%	—	—%
Maurissa Bell(5) (20)	—	—%	—	—%	—	—%	—	—%	—	—%
All DMS’ directors and executive officers as a group (11 individuals)	—	—%	15,498,323	130.2%	28,346,871	70.8%	25,699,464	100.0%	69,544,658	68.3%
____________________
* Less than one tenth of a percent.
(1)Unless otherwise noted, the business address of each of the following entities or individuals is c/o Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, FL 33762.
(2)Series A and Series B Preferred shares is presented on as converted into Class A Common Stock basis assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock. Series A and Series B Preferred warrants are presented on a 1:1 converted into Class A Common Stock basis.
(3)Assumes 39,957,187shares of Class A Common Stock and 25,699,464 shares of Class B Common Stock. In addition, for each individual or entity that beneficially owns any warrants to purchase shares of Class A Common Stock, the number of outstanding shares that is assumed for purposes of calculating such individual's or entity’s ownership percentages also includes the number of warrants beneficially owned by such individual or entity but, for the avoidance of doubt, does not include any outstanding warrants that are not beneficially owned by such individual or entity. In particular, (i) the number of outstanding shares used to calculate the ownership percentages of Leo Investors Limited Partnership includes 1,168,886 shares subject to warrants to purchase Class A Common Stock and 11,329 shares of common stock issuable upon conversion of Series B Preferred Stock; (ii) the number of outstanding shares used to calculate the ownership percentages of Prism Data, LLC includes 1,312,720 shares subject to warrants to purchase Class A Common Stock; (iii) the number of outstanding shares used to calculate the ownership percentages of Clairvest Group Inc. and affiliates includes 819,178 shares subject to warrants to purchase Class A Common Stock; (iv) the number of outstanding shares used to calculate the ownership percentages of

Joseph Marinucci includes 1,312,720 shares subject to warrants to purchase Class A Common Stock and 7,500 shares of common stock issuable upon conversion of Series B Preferred Stock ; (v) the number of outstanding shares used to calculate the ownership percentages of Fernando Borghese includes 1,570,657 shares subject to warrants to purchase Class A Common Stock and 10,000 shares of common stock issuable upon conversion of Series B preferred stock; (vi) the number of outstanding shares used to calculate the ownership percentages of Matthew Goodman includes 2,500 shares of common stock issuable upon conversion of Series B Preferred Stock; and (vii) the number of outstanding shares used to calculate the ownership percentages of Lion Capital (Guernsey) Bridgeco Limited includes warrants to purchase 2,958,098 shares of Class A Common Stock and 28,671 shares of common stock issuable upon conversion of Series B Preferred Stock. In addition, for each individual that beneficially owns any restricted stock units vesting with 60 days, the number of outstanding shares that is assumed for purposes of calculating such individual’s or entity’s ownership percentages also includes the number of shares of Class A Common Stock underlying such restricted stock units.
(4)Based on information set forth in Amendment No. 4 to Schedule 13D/A filed with the SEC on March 3, 2023 and the Form 4 filed with the SEC on April 14, 2023. The Schedule 13D/A indicates Prism Data, LLC has shared voting power over the shares of Class A Common Stock and warrants to purchase shares of Class A Common Stock held by Clairvest Group Inc. (as described in footnote (5)) as a result of the Director Nomination Agreement. Joseph Marinucci, as the manager of Prism Data, LLC, is deemed to have beneficial ownership over the interests shown. For Mr. Marinucci, interests shown include 95,062 shares of Class A Common Stock held by Mr. Marinucci and 2,800,800 shares of Class A common stock issuable upon conversion of 7,500 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Mr. Marinucci also holds warrants to purchase 1,312,720 shares of Class A Common Stock and 91,649 option shares of Class A Common Stock that Mr. Marinucci can exercise within 60 days. Prism Data’s ownership as presented does not include Mr. Marinucci’s Series B Preferred Stock or the warrants issued in connection therewith as Prism Data did not acquire any shares of Series B Preferred Stock or associated warrants.
(5)Based on information set forth in Amendment No. 1 to the Schedule 13D/A filed with the SEC on October 26, 2020. Interests shown consist of (i) shares of Class A Common Stock held by Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership, (ii) shares of Class B Common Stock acquired held by CEP V-A DMS AIV and (iii) warrants to purchase shares of Class A Common Stock held by CEP V-A DMS AIV Limited Partnership, Clairvest Equity Partners V Limited Partnership and CEP V Co-Investment Limited Partnership. Each of the foregoing limited partnerships has the power to make voting and dispositive decisions with respect to such shares and is an indirect subsidiary of Clairvest Group Inc. Interests shown also consist of the shares of Class B Common Stock held by Prism Data, LLC (as described in footnote (4)) over which Clairvest Group Inc. has shared voting power as a result of the Director Nomination Agreement. Shares also include 21,018 shares of Class A Common Stock that will be issued upon vesting of restricted stock units issued to Ms. Bell and Mr. Isenberg on June 22, 2022. The business address of Clairvest Group Inc. and each of the foregoing limited partnerships is 22 St. Clair Avenue East, Suite 1700, Toronto, Ontario, Canada M4T 2S3.
(6)Interests consist of (i) 1,517,004 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV, L.P.; (ii) 1,724,562 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV-A, L.P.; (iii) 135,065 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV SBS, L.P.; (iv) 1,223,046 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV (USD), L.P.; (v) 2,854,699 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV-A (USD), L.P.; (v) 169,906 shares of Class A Common Stock beneficially owned by Lion Capital Fund IV SBS (USD), L.P.; and (vi) 8,646,732 shares of Class A common stock issuable upon conversion of 28,671 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock) beneficially owned by Lion Capital (Guernsey) BridgeCo Limited, each which entity is managed by Lion Capital IV GP Limited, which is controlled by Lyndon Lea. The interests also include 29,291 shares of Class A common stock held by Mr. Lea and 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022. Lion Capital also holds warrants to purchase 2,958,098 shares of Class A Common Stock. The business address of Lyndon Lea and each such entity is 21 Grosvenor Place, London, SW1X 7HF.
(7)Based on information set forth in Amendment No. 1 to the Schedule 13G/A filed with the SEC on February 16, 2021. The Schedule 13G/A indicates 3,012,718 shares of Class A Common Stock, warrants to purchase 1,168,886 shares of Class A Common Stock. In addition, 11,329 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock) are owned by Leo Investors Limited Partnership. Leo Investors Limited Partnership is controlled by its general partner, Leo Investors General Partner Limited, which is governed by a three member board of directors. Each director has one vote, and the approval of a majority of the directors is required to approve an action of the Company’s sponsor. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by two or more individuals, and a voting and dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. This is the situation with regard to the Company’s sponsor. Based on the foregoing analysis, no individual director of the general partner of Leo Investors Limited Partnership exercises voting or dispositive control over any of the securities held by Leo Investors Limited Partnership, even those in which such director directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The business address of Leo Investors Limited Partnership is 21 Grosvenor Place, London, SW1X 7HF.
(8)Includes 2,063,492 shares subject to warrants to purchase Class A Common Stock. The business address of 3i, LP is 2 Wooster St., New York NY 10013-2258.
(9)Includes 2,063,492 shares subject to warrants to purchase Class A Common Stock. The business address of Altium Growth Fund, LP is 152 W 57TH ST FL 20, New York, NY 10019-3310.
(10)Includes 1,650,794 shares subject to warrants to purchase Class A Common Stock. The business address of Anson Investments Master Fund LP is 155 University Avenue, Suite 207, Toronto, ON M5H 3B7 Canada.
(11)Includes 1,238,095 shares subject to warrants to purchase Class A Common Stock. The business address of Noomis Bay Limited is 400-145 Adelaide St W, West Toronto, Toronto, ON M5H 4E5 Canada.
(12)Includes 825,397 shares subject to warrants to purchase Class A Common Stock. The business address of BPY Limited is 400-145 Adelaide St W, West Toronto, Toronto, ON M5H 4E5 Canada.
(13)Includes 412,698 shares subject to warrants to purchase Class A Common Stock. The business address of Anson East Master Fund LP is 155 University Avenue, Suite 207, Toronto, ON M5H 3B7 Canada.
(14)Class A interests shown include 95,062 shares of Class A Common Stock held by Mr. Borghese, (b) 91,649 options shares of Class A Common Stock that Mr. Borghese can exercise within 60 days and (c) 3,554,764 shares of Class A common stock issuable upon conversion of 10,000 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Class B interests shown are based on such individual’s ownership interests in Prism Data, LLC. Mr. Borghese also holds warrants to purchase 1,570,657 shares of Class A Common Stock.
(15)Includes 342 shares of Class A Common Stock held by Mr. Ruelas. Class B Interests shown are based on such individual’s ownership interests in Prism Data, LLC.
(16)Includes (a) 25,006 shares of Class A Common Stock held by Mr. Goodman, (b) 7,832 option shares of Class A Common Stock that Mr. Goodman can exercise within 60 days and (c) 496,027 shares of Class A common stock issuable upon conversion of 2,500 shares of Series B Preferred Stock (assuming a stated value of $111.11 per share and a conversion price of $0.56 per share into Class A common stock). Class B Interests shown are based on such individual’s ownership interests in Prism Data, LLC. Mr. Goodman also holds warrants to purchase 257,937 shares of Class A Common Stock.
(17)Shares also include 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022.

(18)Includes (a) 29,291 shares of Class A common stock held by Mr. Darwent and (b) 10,509 shares of Class A Common Stock that will be issued upon vesting of restricted stock units on June 22, 2022. Does not include any shares indirectly owned by this individual as a result of his partnership interest in Leo Investors Limited Partnership or its affiliates. The business address of Mr. Darwent is 21 Grosvernor Place, London, SWIX 7HF.
(19)Class A interests shown include (a) 20,598 shares of Class A Common Stock held by Mr. Saldana, and (b) 32,485 options shares of Class A Common Stock that Mr. Saldana can exercise within 60 days.
(20)Does not include, and such director disclaims any beneficial ownership of 10,509 shares of Class A Common Stock to be issued upon vesting of restricted stock units on June 22, 2022, that were issued to such director, in each case, and that revert to Clairvest upon vesting and are included in Clairvest totals above.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes compensation plans under which our equity securities are authorized for issuance as of December 31, 2022.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders - 2020 Omnibus Incentive Plan	3,345,000	$8.13	8,255,000
Equity compensation plans not approved by security holders	—	—	—
Total	3,345,000	$8.13	8,255,000
____________________
(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the vesting of RSUs as RSUs have no exercise price.

For further information, see Note13. Employee and Director Incentive Plans in the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022.

OTHER MATTERS

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices or proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice or proxy statement and annual report addressed to those stockholders. This process is commonly referred to as “householding.”

DMS has implemented “householding” to reduce the number of duplicate mailings to the same address. This process benefits both stockholders and DMS because it eliminates unnecessary mailings delivered to your home and helps to reduce DMS’ expenses. “Householding” is not being used, however, if DMS has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one annual report and proxy statement package, DMS will deliver promptly a separate copy of the annual report and proxy statement package to any stockholder who mails to the attention of the Secretary of the Company, Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762.

You can also notify DMS that you would like to receive separate copies of the DMS' annual report and proxy statement package in the future by calling or mailing DMS, as instructed above. If your household has received multiple copies of the DMS' annual report and proxy statement package, you can request the delivery of single copies in the future by calling or mailing DMS, as instructed above, or your broker, if you hold the shares in “street name.”

If you received more than one proxy card, it means that your shares are registered in more than one name (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. Please make sure that you vote all of your shares by following the directions on each proxy card that you received.

For our 2024 Annual Meeting of Stockholders, you can help us save printing and mailing expenses by consenting to access our proxy materials electronically via the internet. If you hold your shares in your own name (instead of “street name” through a bank, broker or other nominee), you can choose this option by following the prompts for consenting to electronic access, if voting by telephone, or by following the instructions at the internet voting website at www.proxyvote.com, which has been established for you to vote your shares for the 2023 Annual Meeting. If you choose to receive your proxy materials electronically, then prior to next year’s annual meeting, you will receive notification when the proxy materials are available for online review via the internet, as well as the instructions for voting electronically via the internet. Your choice for electronic distribution will remain in effect until you revoke it by sending a written request to DMS by mail to the attention of the Secretary of Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762. If you hold your shares in “street name” through a bank, broker or other nominee, you should follow the instructions provided by that entity if you wish to access our proxy materials electronically via the internet.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Secretary of the Company at the Company’s principal executive offices, Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762 no later than January 18, 2024. In addition, all proposals will have to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Notice to DMS of proposals for action at the 2024 Annual Meeting of Stockholders submitted otherwise than pursuant to Rule 14a-8 must be submitted in writing to the Secretary of the Company at the Company’s principal executive offices, Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762, no earlier than the 120th day, which is February 23, 2024, nor later than the 90th day, which is March 24, 2024, prior to the first anniversary of the 2023 Annual Meeting, unless the date of the 2024 Annual Meeting of Stockholders is more than 25 days before or after such anniversary date, then the deadline will be a reasonable time before we print and mail our proxy materials. Such proposals should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt requested.

In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2024 Annual Meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and such notice must include all the information required by Rule 14a-19(b) under the Exchange Act and such stockholders must comply with all of the requirements of Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the above requirements.

OTHER BUSINESS

Management knows of no other matters to be brought before the Annual Meeting other than that which is set forth in this Proxy Statement. In accordance with the DMS Bylaws, no persons other than DMS nominees may be nominated for director election or elected at the Annual Meeting. However, should any other matter requiring a vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by the proxies on such matter as determined by a majority of the DMS Board. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Copies of the Proxy Statement and our Annual Report on Form 10-K/A for the year ended December 31, 2022, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2023 Annual Meeting and to notice thereof on the Company’s website at www.digitalmediasolutions.com under “Investor Relations-Proxy Materials.” Each person whose proxy is being solicited and who represents that, as of the record date for the 2023 Annual Meeting, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of our Annual Report on Form 10-K/A for the year ended December 31, 2022, including our financial statements, free of charge, from us by sending a written request to Digital Media Solutions, Inc., 4800 140th Avenue N., Suite 101, Clearwater, Florida 33762, Attention: Secretary. Any exhibits will be provided upon written request.

SCAN TO View Materials & Vote
DIGITAL MEDIA SOLUTIONS, INC. 4800 140TH AVENUE NORTH, SUITE 101 CLEARWATER, FLORIDA 33761, UNITED STATES'
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/DMS2023

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
		☐	☐	☐
1. Election of Directors

Nominees

01) Joseph Marinucci	02) Fernando Borghese		03) Robbie Isenberg		04) Maurissa Bell	05) Scott Flanders
06) Lyndon Lea	07) Robert Darwent

The Board of Directors recommends you vote FOR Proposal 2:						For	Against	Abstain

2. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.						☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report on Form 10-K/A are available at www.proxyvote.com

DIGITAL MEDIA SOLUTIONS, INC.
Annual Meeting of Stockholders June 22, 2023 10:00 a.m. EDT
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Joseph Marinucci and Anthony Saldana, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of DIGITAL MEDIA SOLUTIONS, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. EDT on June 22, 2023, at www.virtualshareholdermeeting.com/DMS2023, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side